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                                                                  EXHIBIT 99.1


CRITICAL PATH AGREES TO ACQUIRE ISOCOR

Two Industry-Leading Messaging Companies Join Forces To Create First End-to-End Complete Messaging Solution Company

ISOCOR's Award-Winning Internet Messaging Solutions Significantly Enhance Critical Path's Capabilities To Meet Explosive Growth Demands of Internet

San Francisco, California (October 21, 1999) -- Critical Path, Inc. (Nasdaq:
CPTH), a leading provider of business-to-business Internet messaging solutions for corporations, Internet service providers (ISPs), Web hosting companies, and Web portals, today announced it has signed a definitive acquisition agreement to acquire ISOCOR (Nasdaq: ICOR), a leading supplier of Internet messaging, directory and meta-directory software solutions, in a transaction that will significantly extend Critical Path's leadership position in Internet messaging.

The all stock transaction in which stockholders of ISOCOR will receive 0.4707 shares of Critical Path common stock for each share of ISOCOR common is valued at approximately $287 million, based upon the closing price of Critical Path common stock on October 20, 1999. It is expected to close in the spring of 2000, subject to various conditions including approval of ISOCOR's shareholders. Paul Gigg, ISOCOR's president and CEO, will be joining Critical Path as executive vice president and COO.

Key benefits of the acquisition will be to:

        - create the first end-to-end messaging solution company for the enterprise, ISP and portal markets offering customers the ultimate in flexibility, functionality and choice;

        - expand Critical Path's penetration of high value, corporate, and large ISP customers;

        - accelerate Critical Path's global presence a strong international customer base, 8 locations and over 75 associates and partners worldwide;

        - provide significant product revenue opportunities and a business model that generated net profitability in the quarter just ended.

"Critical Path from inception has been committed to building a global infrastructure and to quickly bringing to market the most robust Internet messaging solutions available that satisfies the broadest range of email and messaging demands presented by customers and prospects," said Doug Hickey, Critical Path's president and CEO. By adding ISOCOR's assets to Critical Path we will greatly accelerate our business momentum and create the compelling position to dramatically expand our market leadership."

Hickey continued, "ISOCOR's world class platform and best-of-breed technology combined with Critical Path's current infrastructure will significantly enhance Critical Path's ability to provide

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the scalability, reliability and security necessitated by the rapid growth of the Internet and eCommerce. Moreover, ISOCOR's messaging expertise and engineering staff will add important resources to help us quickly bring to market revenue generating feature offerings."

Hickey added, "ISOCOR has done a phenomenal job targeting corporate, large ISP and high value customers with its award-winning Internet directory and messaging software. Two-thirds of ISOCOR's product revenues come from enterprises. ISOCOR also has a substantial global presence with a strong customer base in Europe. The addition of ISOCORs products and services to Critical Path will greatly expand and expedite Critical Path's penetration into the these markets."

"Everyday more businesses are demanding Internet communications capabilities. Since becoming CEO in 1997, Paul Gigg has done a phenomenal job expanding ISOCOR's products, capabilities and revenues. ISOCOR's award-winning technology, customer base, strategic alliances and operations will benefit Critical Path going forward and our ability to serve this rapidly growing market," concluded Hickey.

"The increasing scale, complexity and rate of technological changes in the Internet messaging market means more companies are having to rely on companies such as Critical Path and ISOCOR," said Paul Gigg, ISOCOR's president and CEO. "By combining the respective strengths of the two companies, ISOCOR and Critical Path create a formidable company in which to lead the changing communications paradigm."

Critical Path reported record third quarter earnings today with 145 percent revenue growth quarter-to-quarter demonstrating its market leadership and the rapidly growing demand for Internet messaging services. [See related release:
Critical Path reports 145 percent increase in revenue, positive gross margins, and 265 new customer contracts]

ISOCOR targets Fortune 1000, ISPs and other high value customers with its award-winning Internet directory and messaging software products, which enable the exchange of key business information over corporate Intranets and the Internet. ISOCOR also provides outside professional services that account for approximately 40% of the company's revenues. ISOCOR's strong customer base includes more than 1,200 businesses including AT&T, UUNet, British Telecom, New York Life, Netscape, and Procter & Gamble. In the past year, ISOCOR has forged alliances and partnerships with major software providers and computer hardware companies. In 1998 the company generated 22 million in revenue.

ISOCOR PRODUCTS AND SERVICES

ISOCOR's products span a wide range of uses, including eCommerce, mobile messaging, directory, universal messaging, and directory integration. ISOCOR is the meta-directory market leader.


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N-PLEX Internet Messaging Servers
Based on award-winning technology, the N-PLEX family of products provides the best Internet messaging server solution available. Designed to grow as needs grow and scalable to millions of users, the N-PLEX products have comprehensive management facilities to handle large-scale, high volume messaging requirements of service providers and large organizations. These products provide support for SMTP, POP3, IMAP4 and LDAP and offer an extensible and flexible architecture to allow support for more value-added services such as outsourcing or unified messaging.

Global Directory Server
The ISOCOR Global Directory Server (GDS) provides the cornerstone of the electronic business environment. It is a world class directory server with support for LDAP version 3 and the X.500 protocols, setting the highest standards for performance and scalability. GDS and its companion products offer all the benefits of open enterprise directory services: a single and consistent view of distributed data, tools for integrating different breeds of messaging and directory products, and secure and controlled access to sensitive information. The directory services can be managed and controlled remotely by an intuitive, centralized management console.

MetaConnect(R)
Adoption of directory-based infrastructure by large corporations has created a substantial opportunity for ISOCOR products. The corporate market now represents approximately two-thirds of ISOCOR's product revenues.

MetaConnect unifies existing corporate data for effective intranet and Internet use and enables an organization to provide accurate, up-to-date information to employees, customers and trading partners. A recent Gartner Group study showed that the typical Fortune 500 corporation has 181 directories in daily use. This product family manages the connections to dissimilar databases, applications and directories and joins the information together in one meta-directory that can be centrally managed as a unified resource across the enterprise.

Professional Services
ISOCOR derives 40% of its revenues from the professional services division. As corporations move more of their business to the Internet, there is an increasing need for expertise in the specialized, high-end installations that characterize the directory/messaging filed. ISOCOR provides skilled personnel with experience in implementing Messaging, Directory and Value Added Network (VAN) solutions, including Mobile and EDI technologies with some of the world's largest corporations, financial institutions, service providers and government organizations.

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Critical Path and the Critical Path logo are the trademarks of Critical Path,
Inc. All other trademarks are the property of their holders.


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This press release contains forward-looking statements. These statements may be identified by the use of words such as "believes," "expects," "anticipates," "intends," and "plans." Actual results may differ materially from those anticipated in these forward-looking statements. These forward-looking statements are based on current expectations that are subject to risks and uncertainties, including those relating to the possible inability to complete the acquisition as scheduled or at all. These risks and uncertainties include those that exist with Critical Path's and ISOCOR's respective business operations. These risks and uncertainties also include those that relate to the proposed acquisition including risks that integration of the operations, technologies and products of the combined companies might not occur as anticipated, that management attention might be diverted from day-to-day business activities of both companies during the period through the closing and thereafter, and that greater than normal employee turnover might occur prior to and after the closing. Whether or not the proposed acquisition closes, actual results of Critical Path, including Critical Path's results of operations, may differ materially from historical results. For a more detailed description of the risks related to Critical Path, please refer to Critical Path's prospectus dated June 1, 1999, which has been filed with the SEC.


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